PROXY	RUSSELL INVESTMENT COMPANY	PROXY
DIVERSIFIED BOND FUND
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 3, 2007

The undersigned, having received Notice of the Special Meeting of Shareholders of Russell Investment Company’s Diversified Bond Fund to be held on October 3, 2007, at 10:00 a.m., Pacific Time, at the offices of Russell Investment Company located at 909 A Street, Tacoma, Washington and the related proxy statement, and hereby revoking all Proxies heretofore given with respect to shares to be voted at the Special Meeting, hereby appoints each of Mary Beth Rhoden, Gregory Lyons, Mark Swanson and David Craig, or any of them, as Proxies of the undersigned with power to act without the others and with full power of substitution, to vote on behalf of the undersigned as indicated on this proxy card all of the shares in the Diversified Bond Fund which the undersigned is entitled to vote at the Special Meeting and at any adjournment or postponement thereof, as fully as the undersigned would be entitled to vote if personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. Shares will be voted as you specify. The Board of Trustees recommends that you vote FOR the proposal. IF THIS PROXY CARD IS SIGNED, DATED AND RETURNED WITH NO CHOICE INDICATED AS TO THE PROPOSAL ON WHICH SHARES REPRESENTED BY THIS PROXY CARD ARE ENTITLED TO BE VOTED, SUCH SHARES SHALL BE VOTED FOR THE PROPOSAL. The Proxies are authorized in their discretion to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

VOTE VIA TELEPHONE: 1-866-241-6192 VOTE VIA THE INTERNET: https://vote.proxy-direct.com
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NOTE: Please sign exactly as your name appears on this Proxy Card and date. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature

Signature (if held jointly)

Date	RIC_17636

VOTING OPTIONS

Read your proxy statement and have it at hand when voting.

Please vote by filling in the appropriate box below. If you do not mark the proposal, your Proxy will be voted FOR such proposal.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:    ■

1.	To approve a Plan of Reorganization for the Diversified Bond Fund (“Diversified Bond”) and Fixed Income I Fund (“Fixed Income”), each a sub-trust of RIC, providing that (i) Diversified Bond would transfer to Fixed Income all of its assets in exchange solely for voting shares of Fixed Income and the assumption by Fixed Income of Diversified Bond’s liabilities, (ii) such shares of Fixed Income would be distributed to Shareholders of Diversified Bond in liquidation of Diversified Bond, and (iii) Diversified Bond would subsequently be dissolved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

EVERY SHAREHOLDER’S VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY!